Exhibit 10.12

[NAME OF STOCKHOLDER]

[ADDRESS OF STOCKHOLDER]

[DATE]

[NAME OF OPTION HOLDER]

[ADDRESS OF OPTION HOLDER]

Dear Sirs:

The undersigned, [NAME OF STOCKHOLDER] (“Stockholder”) hereby agrees with [NAME OF OPTION HOLDER], a [                ], (“Option Holder”), as follows:

1. In consideration of One Dollar ($1.00) in hand paid to Stockholder by Option Holder, Stockholder hereby grants to Option Holder (or its designee) the irrevocable, unconditional option (the “P.A. Option”) to purchase from Stockholder all (but not less than all) of the issued and outstanding shares of capital stock (the “P.A. Stock”) of [                    ], a [            ] professional association (“P.A.”), owned by Stockholder, for a purchase price of [AMOUNT] [$                ]. The P.A. Option shall be exercisable by Option Holder (or its designee) (i) in the event that the ownership of the P.A. Stock by Stockholder would not violate any law or applicable regulation of the State of [                    ] or any governmental or regulatory body thereof, or (ii) in the event that Option Holder determines to transfer the P.A. Stock to a person designated by Option Holder qualified under applicable law and regulations to own the P.A. Stock. Option Holder agrees that the P.A. Option shall be exercised in a manner to ensure that the ownership of the P.A. Stock will not violate any laws or regulations. Option Holder shall give Stockholder prior notice of the transfer of the P.A. Stock upon exercise of the P.A. Option.

2. Option Holder hereby agrees to indemnify Stockholder and to hold him harmless from and against any and all loss, damage, cost or expense (including, but not limited to, reasonable attorneys’ fees) suffered or incurred by Stockholder arising out of any claim relating to his position as a shareholder, director or officer of P.A., as applicable (and not negligence or willful misconduct on the part of Stockholder), of which Stockholder promptly notifies Option Holder in writing. Option Holder shall have the right to assume the defense of any such indemnified claim and Stockholder shall not settle any such claim without Option Holder’s consent.

3. The P.A. Option shall be binding upon Stockholder and his heirs, executors, administrators, successors and assigns, and upon any assignee or transferee of the P.A. Stock, by operation of law or otherwise.

4. Nothing contained herein shall be deemed to give to Option Holder a present ownership interest in the P.A. Stock.

If the foregoing accurately sets forth the agreement between us, kindly execute the enclosed counterpart of this letter in the space indicated below for such purpose and return such signed counterpart to the undersigned, whereupon this letter shall become a binding agreement between us.

Very truly yours,

[STOCKHOLDER]

Agreed and Accepted:

[OPTION HOLDER]

By: